Press Release

May 13, 2021	FOR IMMEDIATE RELEASE

CTS CORPORATION BOARD OF DIRECTORS AUTHORIZES NEW SHARE REPURCHASE PROGRAM AND

DECLARES A DIVIDEND

Lisle, Ill. - The Board of Directors of CTS Corporation (NYSE: CTS) approved a new share repurchase program that authorizes the company to repurchase up to $50 million of its common stock, replacing the program authorized by the Board of Directors in February 2019.

In addition, the Board of Directors declared a cash dividend of $0.04 per share, payable July 23, 2021, to shareholders of record at the close of business on June 18, 2021.

About CTS

CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.

For more information, visit www.ctscorp.com.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532

USA

Telephone: +1 (630) 577-8800

Email:  ashish.agrawal@ctscorp.com

www.ctscorp.com